Exhibit 99.2

          The New York Times Company Reports March Revenues

    NEW YORK--(BUSINESS WIRE)--April 19, 2007--The New York Times Company announced today that in March 2007 advertising revenues from continuing operations decreased 2.3% and total Company revenues from continuing operations decreased 1.1% compared with March 2006.

    All comparisons are for March 2007 to March 2006 unless otherwise noted:

    The New York Times Media Group - Advertising revenues for The New York Times Media Group decreased 3.7%. National advertising revenues increased slightly as growth in American fashion, international fashion, home furnishing manufacturers and alcoholic beverage advertising offset weakness in the telecommunications, media, financial services and technology products categories. Retail advertising revenues decreased as softness in fashion/jewelry, department store, mass market and sports marketing advertising was offset in part by strong gains in fine arts advertising. Classified advertising revenues decreased because of weakness in real estate, help-wanted and automotive advertising.

    New England Media Group - Advertising revenues for the New England Media Group rose 2.2%. Advertising revenue benefited from the timing of Easter, in that the Sunday before the holiday was in April in 2006 and in March in 2007, and retail advertising is usually strong on that Sunday, particularly for preprints. National advertising revenues increased mainly because of growth in telecommunications, banking, travel, pharmaceutical/packaged goods and club/concert advertising. Retail advertising revenues decreased due to the consolidation of the group's two largest department store advertisers coupled with softness in the electronics/appliances and computer/office supply categories. Classified advertising revenues decreased because of weakness in real estate, automotive and help-wanted advertising.

    Regional Media Group - Advertising revenues for the Regional Media Group decreased 6.8%. Retail advertising revenues increased slightly as growth in specialty store, media, hospital and grocery advertising offset weakness in the bank, telecommunications and home furnishing categories. Classified advertising revenues decreased because of weakness in help-wanted, real estate and automotive advertising.

    The Internet ad revenues included in the three media groups above rose 19.8% in March due to growth in both display and classified advertising.

    TimesSelect, the fee-based product on NYTimes.com that includes The Times's distinctive columnists and extensive access to its archives, currently has approximately 713,000 subscribers with about 62% receiving TimesSelect as a benefit of their home-delivery subscriptions, 30% receiving it from online-only subscriptions and 8% receiving it free as college students and educators.

    Circulation revenues for March increased 0.5% and were up at The New York Times Media Group and declined at the New England and
Regional Media Groups.

    About.com - Advertising revenues at About.com rose 24.3%. March's growth was due to increases in both display and cost-per-click advertising. Display advertising increased primarily because of strength in the Internet media, financial services and pharmaceutical categories.

    In addition, for March 2007, The New York Times Company had the 12th largest presence on the Web, with 43.5 million unique visitors in the United States according to Nielsen//NetRatings, up 12% from 39.0 million unique visitors in March 2006.

    Discontinued Operations - The Company has entered into an agreement to sell its Broadcast Media Group, which is now classified under discontinued operations.

    The New York Times Company (NYSE: NYT), a leading media company with 2006 revenues of $3.3 billion, includes The New York Times, the International Herald Tribune, The Boston Globe, 15 other daily newspapers, nine network-affiliated television stations, two New York City radio stations and 35 Web sites, including NYTimes.com, Boston.com and About.com. The Company's core purpose is to enhance society by creating, collecting and distributing high-quality news, information and entertainment.

                      THE NEW YORK TIMES COMPANY
                   2007 TOTAL COMPANY REVENUES (a)
                              ($ 000's)

----------------------------------------------------------------------

                           March                   Year to Date
                 -----------------------------------------------------
                                          %                          %
                   2007      2006    Change   2007      2006    Change
                 --------- --------- ------ --------- --------- ------
Advertising
 Revenues
 News Media
  National        $73,416   $70,871   +3.6  $224,902  $225,458   -0.2
  Retail           35,397    36,462   -2.9   107,349   110,920   -3.2
  Classified       43,220    49,917  -13.4   136,107   154,007  -11.6
  Other Ad
   Revenue          4,982     4,892   +1.9    15,236    15,012   +1.5
                 --------- --------- ------ --------- --------- ------
 Total News Media
  Group           157,016   162,142   -3.2   483,594   505,397   -4.3

 About.com          6,698     5,390  +24.3    21,321    17,288  +23.3
                 --------- --------- ------ --------- --------- ------

Total Ad Revenues
 from Continuing
 Operations       163,714   167,532   -2.3   504,915   522,685   -3.4

Circulation
 Revenues          68,928    68,582   +0.5   222,454   220,281   +1.0
Other Revenues
 (b)               18,884    18,335   +3.0    58,651    56,231   +4.3
                 --------- --------- ------ --------- --------- ------

Total Company
 Revenues from
 Continuing
 Operations      $251,525  $254,449   -1.1  $786,020  $799,197   -1.6
                 ========= ========= ====== ========= ========= ======

Discontinued
 Operations:
 Broadcast Media
 Group (c)         11,351    10,973   +3.4    32,904    31,954   +3.0

----------------------------------------------------------------------

(a) Numbers may not add due to rounding.
(b) Primarily includes revenues from wholesale delivery operations, news services/syndication, digital archives, TimesSelect, Baseline StudioSystems and commercial printing.
(c) On January 3, 2007, we entered into an agreement to sell the Broadcast Media Group.


                      THE NEW YORK TIMES COMPANY
                    2007 ADVERTISING REVENUES (a)
                              ($ 000's)

----------------------------------------------------------------------

                           March                   Year to Date
                 -----------------------------------------------------
                                          %                          %
                   2007      2006    Change   2007      2006    Change
                 --------- --------- ---------------- --------- ------
News Media Group

 New York Times
  Media Group     $95,849   $99,581   -3.7  $297,146  $307,811   -3.5
 New England
  Media Group      32,543    31,832   +2.2    97,242   101,537   -4.2
 Regional Media
  Group            28,623    30,728   -6.8    89,206    96,049   -7.1
                 --------- --------- ------ --------- --------- ------

Total News Media
 Group            157,016   162,142   -3.2   483,594   505,397   -4.3

About.com           6,698     5,390  +24.3    21,321    17,288  +23.3
                 --------- --------- ------ --------- --------- ------

Total Ad Revenues
 from Continuing
 Operations      $163,714  $167,532   -2.3  $504,915  $522,685   -3.4
                 ========= ========= ====== ========= ========= ======

Discontinued
 Operations:
 Broadcast Media
 Group (b)         11,138    10,733   +3.8    32,229    31,321   +2.9


----------------------------------------------------------------------

(a) Numbers may not add due to rounding.
(b) On January 3, 2007, we entered into an agreement to sell the Broadcast Media Group.


                      THE NEW YORK TIMES COMPANY
                  2007 NEWS MEDIA AD REVENUE GROWTH
                        BY CLASSIFIED CATEGORY

----------------------------------------------------------------------
                                               % Change     % Change
                                                Mar. '07     YTD '07
                                              vs. Mar. '06 vs. YTD '06
                                              ------------------------

Help Wanted                                         -14.7       -10.6
Real Estate                                         -19.7       -13.3
Automotive                                          -12.4       -19.0
Other                                               +14.5        +4.1
                                              ------------------------
Total                                               -13.4       -11.6
----------------------------------------------------------------------

                      THE NEW YORK TIMES COMPANY
                  2007 PRINT ADVERTISING VOLUME (a)
       (Inches in thousands, Preprints in thousands of copies)

----------------------------------------------------------------------

                              March                 Year to Date
----------------------------------------------------------------------
                                            %                        %
                      2007     2006    Change  2007     2006    Change
                     -------- -------- ------ -------- -------- ------
National               182.0    180.0   +1.1    547.2    581.7   -5.9
Retail                 469.5    481.1   -2.4  1,447.2  1,507.0   -4.0
Classified             692.4    754.5   -8.2  2,146.7  2,376.5   -9.7
                     -------- -------- ------ -------- -------- ------
Total ROP            1,343.8  1,415.6   -5.1  4,141.1  4,465.2   -7.3
                     -------- -------- ------ -------- -------- ------
Part Run/ Zoned        135.9    147.4   -7.8    406.2    460.5  -11.8
                     -------- -------- ------ -------- -------- ------

Total                1,479.7  1,563.0   -5.3  4,547.3  4,925.6   -7.7
                     ======== ======== ====== ======== ======== ======

Preprints            235,203  223,106   +5.4  689,543  686,150   +0.5
----------------------------------------------------------------------

(a) Advertising volume is based on preliminary internal data, which may be updated in subsequent reports and may not be indicative of advertising revenue or operating profit. Numbers may not add due to rounding.

    This press release can be downloaded from www.nytco.com


    CONTACT: The New York Times Company
             Catherine J. Mathis, 212-556-1981
             mathis@nytimes.com
             OR
             Paula Schwartz, 212-556-5224
             schwap@nytimes.com